UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 15, 2006 (March 14, 2006)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 East Gay Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 14, 2006 (the “Effective Date”), Tulsa Promenade, LLC (the “Company”), entered into, as borrower, a Loan Agreement, dated as of the Effective Date (the “Agreement”), with Charter One Bank, N.A. (the “Bank”) to borrow up to $50,000,000 (the “Loan”). The Company is an affiliate of Glimcher Realty Trust (the “Registrant”).

On the Effective Date, the Company made an initial draw under the Loan of approximately $35,000,000. As part of the transaction, the Company has fixed the interest rate of the initial draw under the Loan at 6.52%. The Loan is evidenced by a promissory note secured by a first lien mortgage on Tulsa Promenade, a regional shopping mall owned by the Company and located in Tulsa, OK (the “Property”). The mortgage is evidenced by a Mortgage with Power of Sale, Security Agreement and Financing Statement, dated as of the Effective Date and executed by the Company.

Under the Agreement, the remaining draws will be at a variable interest rate that ranges from LIBOR plus 120 to LIBOR plus 150 basis points, depending on the ratio of outstanding indebtedness under the Loan to the total value of the Property. The Loan has a maturity date of March 14, 2009. The Agreement requires the Company to make interest only periodic payments with all outstanding principal and accrued interest being due and payable at the maturity date. The Agreement contains default provisions customary for transactions of this nature. The Bank may accelerate repayment of all outstanding amounts owed by the Company under the Loan in the event of a default that remains uncured.

The Bank has had other financing arrangements with the Registrant and its affiliates in the past, including as an initial lender on the Registrant’s Amended and Restated Credit Agreement (the execution of which was disclosed by the Registrant in a Form 8-K filed with the Securities and Exchange Commission (“SEC”) on August 23, 2005).  A copy of the press release announcing the execution of the Agreement is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See discussion in Item 1.01 above.

Item 8.01 Other Events.

On March 14, 2006, the Registrant, through its affiliate Glimcher Properties Limited Partnership (“GPLP”), completed the transfer and conveyance of all of its ownership interest in the Company to OG Retail Holding Co., LLC (“OG”) for total consideration of $58.3 million. OG is the joint venture entity established by the Registrant and OMERS Realty Corporation (“ORC”) (disclosed by the Registrant in a Form 8-K filed with the SEC on January 4, 2006). ORC is an affiliate of Oxford Properties Group, which is the real estate investment arm of the Ontario (Canada) Municipal Employees Retirement System, a Canadian pension plan. The Registrant, through GPLP, has a 52% interest in OG and ORC has the remaining 48% interest. Following the transfer described above, OG will own 100% of the Property. A copy of the press release announcing the aforementioned transaction is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Exhibits.

(d)	Exhibits

Press Release, dated March 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust (Registrant)

Date: March 15, 2006	/s/ Mark E. Yale
Mark E. Yale Senior Vice President, Chief Financial Officer & Treasurer